UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 12, 2014

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2014, Verastem, Inc. (the “Company”) appointed Daniel Paterson as its Chief Operating Officer, effective as of December 12, 2014.

Mr. Paterson, 53, has served as the Company’s Chief Business Officer since July 2013 and as its Vice President, Head of Corporate Development and Diagnostics from March 2012 until July 2013. Prior to March 2012, Mr. Paterson was a consultant to the Company beginning in 2011. From 2009 through 2010, Mr. Paterson was the COO of On-Q-ity. Mr. Paterson was the President and CEO of The DNA Repair Company from 2006 until 2009, when it was acquired by On-Q-ity. Previously, Mr. Paterson held senior level positions at IMS Health, CareTools, OnCare and Axion.

A copy of the press release announcing Mr. Paterson’s appointment is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Date: December 18, 2014	By:	/s/ John B. Green
John B. Green
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Verastem, Inc. on December 18, 2014